MEDIA RELEASE
Exhibit 99.1
Rocket Lab Provides Update on Neutron Development and Adjusts Target Launch Timing
LONG BEACH, Calif., Oct. 14, 2026 – Rocket Lab Corporation (Nasdaq: RKLB) (“Rocket Lab” or “the Company”), a global leader in launch services and space systems, today shared an update on the Neutron launch vehicle development program, including an adjusted schedule for Neutron’s inaugural launch, which is now expected to occur in 2027.
A presentation discussing further details of this Neutron update is hosted on Rocket Lab’s investor relations website at https://investors.rocketlabcorp.com/events-presentations/presentations.
Rocket Lab Media
Murielle Baker
media@rocketlabusa.com
Investor Relations
Patrick Vorenkamp
investors@rocketlabusa.com
About Rocket Lab
Rocket Lab (Nasdaq: RKLB) is an end-to-end space company delivering rockets, satellites, and spacecraft components for commercial, government, and defense missions. Driven by its industry-leading small-lift rockets Electron and HASTE and its upcoming reusable Neutron medium-lift rocket, Rocket Lab delivers reliable and responsive launch for the world’s most important missions from constellation deployment to missile defense. Rocket Lab’s satellites and components have powered more than 1,700 missions in Earth orbit, as well as deep-space exploration of the Moon, Mars, and beyond. Learn more at www.rocketlabcorp.com.
Forward-Looking Statements
This press release, along with the accompanying presentation and remarks, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in these materials other than statements of historical fact, including, without limitation, statements regarding our launch and space systems operations, launch schedule and window, safe and repeatable access to space, Neutron development, operational expansion and business strategy, backlog, expected revenue, and anticipated mission execution, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at https://investors.rocketlabcorp.com which could cause our actual results to differ materially from those indicated by the forward-looking statements made in these materials. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
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